Exhibit 10.6

AMENDED AND RESTATED SUBLEASE

BETWEEN

NEXEPTION, INC.

AND

ACLARIS THERAPEUTICS, INC.

THIS Amended and Restated Sublease (“Sublease”) is effective as of the 3rd day of March 2014 by NeXeption, Inc., a Delaware corporation (“Sublandlord”), whose address is 101 Lindenwood Drive, Suite 400, Malvern, Pennsylvania 19355 and Aclaris Therapeutics, Inc., a Delaware corporation (“Subtenant”), whose address is 101 Lindenwood Drive, Suite 400, Malvern, Pennsylvania 19355.

RECITALS

WHEREAS, Brandywine Operating Partnership, L.P., as landlord (“Landlord”), and NeXeption, Inc. (formerly known as NeXeption Therapeutics, Inc.), as tenant (“Tenant”), entered into a lease dated May 3, 2011 (the “Master Lease”), as amended August 22, 2011, November 10, 2011, December 7, 2011, and July 10, 2012, with regard to 12,082 square feet of office space (“Premises”) located at Valleybrook III, 101 Lindenwood Drive, Suite 400, Malvern, Pennsylvania 19355 (the “Building”);

WHEREAS, NeXeption, Inc., as Sublandlord (“Sublandlord”) desires to lease 3,110 square feet of the Premises in the Building to Aclaris Therapeutics, Inc., Subtenant as set forth on Exhibit A attached hereto (“Sublease”); and

NOW THEREFORE, in consideration of and the agreement of each other, Sublandlord and Subtenant agree:

1.                  Incorporation of Recitals. The recitals set forth above, the Master Lease and the Sublease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Sublease. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Sublease or Master Lease, as applicable.

2.                  Sublease Space and Term. The term of the Sublease for the Sublease Space shall commence on September 1, 2013 (“Sublease Commencement Date”) and end on November 30, 2016 (“Sublease Term”), unless such term is extended by mutual written agreement of the Sublandlord and the Subtenant in accordance with Section 14 below. The portion of the Premises Subleased to Subtenant may be increased or decreased up to a maximum of twenty percent (20%) of the Sublease Space by mutual written agreement of the Sublandlord and Subtenant.

3.                  Rent. As set forth in the Master Lease, Fixed Rent, Additional Rent, and other charges hereunder are sometimes hereinafter collectively called “Rent”. Subtenant shall pay to Sublandlord as Rent for the Sublease Space the following:

(a) Fixed Rent. Commencing on the Sublease Commencement Date, Subtenant shall pay to Sublandlord the following Fixed Rent for the Sublease Space per month, in advance, without notice, demand, offset, or counterclaim, on the first day of each month during the Sublease Term:

TIME PERIOD	PER RSF		MONTHLY INSTALLMENT		ANNUAL FIXED RENT

09/01/2013 to 11/30/2013	$20.50	**	$5,312.92	*	$63,755.00	*
12/01/2013 to 11/30/2014	$21.00	**	$5,442.50		$65,310.00
12/01/2014 to 11/30/2015	$21.50	**	$5,572.08		$66,865.00
12/01/2015 to 11/30/2016	$22.00	**	$5,701.67		$68,420.00

*pro-rated in accordance with Section 3(c) below.

**Plus any charges set forth in Articles 6 and 7 of the Master Lease

(b) Additional Rent. Commencing on the Sublease Commencement Date and in each calendar year thereafter during the Sublease Term (as same may be extended), Subtenant shall also pay Sublandlord as Additional Rent, its pro rata share of Sublandlord’s Allocated Share of the following Recognized Expenses, without notice, demand, offset, or counterclaim, to the extent such Recognized Expenses exceed the Recognized Expenses in the Base Year:

(1)     Operating Expenses. Subtenant shall pay its pro rata share (as hereinafter defined) of Sublandlord’s Allocated Share of Operating Expenses. Subtenant’s pro rata share shall be calculated by dividing the rentable square footage of the Sublease Space by the rentable square footage of the Building.

(2)     Taxes. Subtenant shall pay its pro rata share of Taxes, calculated on the basis of the square footage of the Sublease Space.

(c) Payment. Subtenant shall pay to Sublandlord, without notice, demand, offset, or counterclaim, all Rent in advance on the first day of each calendar month during the Sublease Term by check sent to Sublandlord at 101 Lindenwood Drive, Suite 400, Malvern, Pennsylvania 19355. If the Sublease Term begins on other than the first day of a month or ends on other than the last day of a month, Rent will be prorated on a per diem basis. Subtenant’s payments of the items discussed in Section 3 (b) above shall be paid to Sublandlord and otherwise made as and when due under the Master Lease

(d) Electricity Charges. Subtenant shall pay electric utility charges for the Sublease Space to Sublandlord in an amount to be agreed to by the parties. Sublandlord shall not be liable for any interruption or delay in electric or any other utility service for any reasons unless caused by the gross negligence or willful misconduct of Sublandlord or its agents, Sublandlord shall have the right to change the electric and other utility providers to the Sublease Space at any time.

(e) Subtenant’s Allocated Share for the Sublease Space is 26% of Sublandlord’s Allocated Share, as such share may be adjusted, from time to time, on the basis of corresponding changes in the square footage of the Sublease Space.

5. Services. Sublandlord shall not be obligated to provide any services related to the Sublease Space to Subtenant; provided, however, that Sublandlord shall promptly make written request for services from Landlord upon its receipt of a request for such services from Subtenant. Subtenant’s sole source of such services is Landlord, pursuant to the Master Lease. Sublandlord makes no representation about the availability or adequacy of such services.

6. Security Deposit. Subtenant shall pay a Security Deposit for the Sublease Space in the amount of $10,000.00 to Sublandlord. The Security Deposit shall be retained by Sublandlord until the earlier of expiration or termination of the Sublease Term (as it may be extended) and shall be returned to Subtenant, subject to the terms of the Master Lease, within thirty (30) days of Subtenant’s written request for same.

7. The Master Lease. This Sublease is subject to the Master Lease. Except as set forth in this Sublease, the provisions of the Master Lease are applicable to this Sublease as though Sublandlord were the Landlord under the Master Lease and Subtenant were the Tenant under the Master Lease. Subtenant shall not cause or allow to be caused any default under the Master Lease. Subtenant shall defend, indemnify and hold harmless Sublandlord against any loss, liability, and expenses (including attorneys’ fees and costs) arising out of any default under the Master Lease caused by Subtenant, and Sublandlord shall defend, indemnify and hold harmless Subtenant against any loss, liability, and expenses (including reasonable attorneys’ fees and costs) arising out of any default under the Master Lease caused by Sublandlord.

8. Use. The Sublease Space shall be used and occupied by Subtenant for general, executive and administrative office purposes, provided that same are not in violation of any law, statute, ordinance or regulation, and for no other purpose. Subtenant’s use of the Sublease Space shall be in compliance with all applicable governmental laws, rules and regulations and ordinances, and other applicable codes, including, but not limited to, the requirements of the occupational Safety and Health Administration and of any board of fire underwriters or like organization having jurisdiction over the Sublease Space; provided, however, that if during the Sublease Term, there are any changes to such applicable laws, rules, regulations, ordinances, and codes, Subtentant shall not be required to make or bring the Sublease Space itself into compliance with such applicable laws, rules, and regulations. Subtenant represents that Subtenant’s North American Industry Classification Number is 325412.

9. Brokerage. Sublandlord and Subtenant represent that neither party has had any dealing with or entered into any agreement with any broker in connection with this Sublease. Each party shall defend, indemnify and hold harmless the other from any and all claims, liabilities, causes of action, obligations, losses, costs and expenses of any nature, including but not limited to attorneys’ fees, arising out of a misrepresentation pursuant to this Section 9 by such indemnifying party. Such indemnification shall survive the expiration or earlier termination of this Sublease.

10. Furnishings. Subtenant may use the furnishings on the Premises without charge, subject to the terms of the Master Lease.

11. Assignment and Subletting. Subtenant shall not assign, transfer or hypothecate this Sublease or any interest herein or sublet the Sublease Space or any part thereof. This Sublease shall not, nor shall any interest herein, be assignable by Subtenant as to the interest of Subtenant by operation of law or by merger, consolidation or asset sale of Subtenant’s business with or to an affiliate or a third party. Sublandlord may, without the consent of Subtenant, assign, transfer or hypothecate this Sublease or any interest herein to any Affiliate of Sublandlord or to a third party who acquires all or substantially all of the assets or stock of Sublandlord or with which Sublandlord may be consolidated or merged.

12.       Insurance.

(a) Subtenant shall obtain and keep in force at all times during the Sublease Term, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $1,000,000 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Sublandlord may from time to time reasonably require. Subtenant shall also require its movers to procure and deliver to Sublandlord a certificate of insurance naming Sublandlord as an additional insured.

(b) All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Sublandlord as additional insured and Subtenant as insured, as their interests may appear, and, if requested by Sublandlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Sublease Space. Unless the Sublandlord and Subtenant agree otherwise, prior to the commencement of the Sublease Term, Subtenant shall provide Sublandlord with certificates which evidence that the coverages required have been obtained for the policy periods. Subtenant shall also furnish to Sublandlord throughout the Sublease Term replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Sublease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-X as rated in the most recent edition of Best’s Insurance Reports and in business for the past five (5) years. The limit of any such insurance shall not limit the liability of Subtenant hereunder. If Subtenant fails to procure and maintain such insurance, Sublandlord may, but shall not be required to, procure and maintain the same, at Subtenant’s expense to be reimbursed by Subtenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Fifty Thousand ($50,000) must be approved by Sublandlord in writing prior to issuance of such policy. Subtenant shall not self-insure without Sublandlord’s prior written consent. The policy limits set forth herein shall be subject to periodic review, and Sublandlord reserves the right to require that Subtenant increase the liability coverage limits if, in the reasonable opinion of Sublandlord, the coverage becomes inadequate or is less than commonly maintained by tenants of similar buildings in the area making similar uses.

13.      Representations.

(a) Sublandlord Representations and Warranties. Sublandlord represents and warrants to Subtenant that:

(1) A true and complete copy of the Master Lease is attached hereto as Exhibit B, and no agreements in regard to the same exist (whether written, oral or through conduct) except as set forth in Exhibit B.

(2) The Master Lease is in full force and effect and there has occurred no default or event of default under the Master Lease by the Landlord or the Sublandlord and no fact exists or event has occurred that, with the passage of time, could result in such a default by Landlord or Sublandlord;

(3) The Sublease has been duly authorized, executed and delivered by the Sublandlord and represents the valid, binding and enforceable obligations of Sublandlord.

(b) Subtenant Representations and Warranties. Subtenant represents and warrants to Sublandlord that:

(1) Subtenant is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full organizational power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and perform all its obligations under the contracts to which it is a party.

(2) The execution, delivery and performance by Subtenant of this Sublease has been duly, and validly authorized by the board of directors of Subtenant and no other corporate act or proceeding on the part of Subtenant is necessary to authorize the execution, delivery or performance of this Sublease or the consummation of the transaction contemplated herein.

(3) It has the full right and authority to enter into this Sublease without the consent and approval of any third party.

14.       Termination of Sublease; Automatic Renewal. This Sublease may not be terminated by either Sublandlord or Subtenant prior to November 30, 2016, except in accordance with the terms of the Master Lease. After the expiration of the initial Sublease Term and subject to extension of the Master Lease, this Sublease shall automatically renew for a minimum of two (2) consecutive six (6) month periods, unless Subtenant provides Sublandlord with prior written notice of nonrenewal at least six (6) months prior to expiration of the initial Sublease Term and any subsequent renewal term. Upon expiration of the initial Sublease Term or any subsequent renewal term, Subtenant’s rights to the possession and use of the Sublease Space shall end absolutely as of the expiration date. All provisions in the Master Lease regarding any rights of Landlord, Sublandlord or Sublandlord and any of Subtenant’s liabilities arising prior to such expiration which are intended to continue after the expiration of the initial Sublease Term or any subsequent renewal term shall survive such expiration in accordance with such Master Lease. Notwithstanding the foregoing, within ninety (90) calendar days follwing a Change of Control, Subtenant may terminate this Sublease by providing Sublandlord with forty-five (45) calendar days prior written notice of such termination. For purposes of this Sublease, “Change of Control” means, in each case as approved by the board of directors of Sublandlord and the requisite stockholders of Sublandlord, (i) any consolidation or merger of Suhlandlord, with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of Sublandlord immediately prior to such consolidation, merger or reorganization, own, in the aggregate, less than 50% of the surviving entity’s voting power and/or outstanding capital stock immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions (including any transaction which results from an option agreement or binding letter of intent with a third party) to which Sublandlord or any of its stockholders is a party in which in excess of 50% of Sublandlord’s voting power and/or outstanding capital stock is transferred, or pursuant to which any person or group of affiliated persons obtains in excess of 50% of Sublandlord’s voting power and/or outstanding capital stock, excluding any consolidation or merger effected exclusively to change the domicile of Sublandlord; or (ii) any sale, lease or other disposition (including through a board of directors and stockholder approved division or spin-off transaction) of all or substantially all of the assets of Sublandlord and/or any of its subsidiaries or any sale, lease, exclusive license (or substantially exclusive license or agreement) or other disposition of all or substantially all of Sublandlord intellectual property, as reasonably determined based upon the potential earning power of the assets or intellectual property; provided, however that none of the following shall constitute a Change of Control: (A) transfers of capital stock by an existing stockholder as a result of death or otherwise for estate planning purposes or to such stockholder’s affiliates or to any of Sublandlord’s other existing stockholders, (B) issuances of equity securities of Sublandlord in connection with financings for working capital and other general corporate purposes; or (C) any sale, lease or other disposition (including through a board of directors and stockholder approved division or spin-off transaction) of all or substantially all of the assets of a portfolio company under the common control or management of Sublandlord and/or any of its subsidiaries or affiliates.

15.        Binding Effect. Subtenant specifically acknowledges and agrees that Article 22 of the Master Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease on the date first above written.

SUBLANDLORD:
NEXEPTION, INC.
By:

WITNESS:
	By:	/s/ Douglas Gessl
	Name:	Douglas Gessl
	Title:	CFO & COO

SUBTENANT:
ACLARIS THERAPEUTICS, INC.

ATTEST:
	By:	/s/ Neal Walker
	Name:	Neal Walker
	Title:	President & CEO

FIRST AMENDMENT TO AMENDED AND RESTATED SUBLEASE

BETWEEN

NEXEPTION, INC.

AND

ACLARIS THERAPEUTICS, INC.

This First Amendment to the Amended and Restated Sublease (“First Amendment”) made and entered into this 2nd day of December 2014, by and between NEXEPTION, INC. hereinafter referred to as “Sublandlord” and ACLARIS THERAPEUTICS, INC, hereinafter referred to as “Subtenant”.

WHEREAS, Sublandlord currently leases certain premises consisting of 12,082 rentable square feet of space commonly referred to as Suite 400 (“Premises”) located at 101 Lindenwood Drive, Malvern, Pennsylvania 19355 (“Building”) from Landlord and subleases 3,110 rentable square feet of such Premises to Subtenant pursuant to that certain Amended and Restated Sublease dated March 3, 2014, hereinafter referred to as “Sublease,” the Premises being more particularly described therein; and

WHEREAS, Sublandlord and Subtenant wish to amend the Sublease as follows;

NOW, THEREFORE, in consideration of and the agreement of each other, Sublandlord and Subtenant agree that the Sublease shall be and the same is hereby amended as follows:

1.                Incorporation of Recitals. The recitals set forth above, the Sublease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this First Amendment. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Sublease.

2.                The following sections of the Sublease Term are amended as follows:

a.    Section 2 Sublease Space and Term. The second sentence in Section 2 of the Sublease is deleted in its entirety and replaced with the following sentence:

“The parties agree to increase the portion of the Premises subleased to Subtenant from 3,110 to 4,833 square feet which such increase is greater than twenty percent (20%) of the Sublease Space.

b.    Section 3(a) Fixed Rent, Commencing on January 1,2015, Subtenant shall pay Sublandlord the following Fixed Rent for the Sublease Space per month, in advance, without notice, demand, offset, or counterclaim, on the first day of each month during the Sublease Term:

Time Period	Rent/RSF		Monthly Installment	Annual Fixed Rent
01/01/15 to 11/30/15**	$21.50	*	$8,659.12	$103,909.50
12/1/15 to 11/30/16**	$22.00	*	$8,860.50	$106,326.00

* Plus any charges set forth in Articles 6 and Article 7 of the Master Lease

** Subtenant will pay electric costs pursuant to Article 6 of the Master Lease and janitorial costs in the amount of $1.26 per rentable square feet of the Premises.

c.     Section 3(e) Additional Rent. Commencing on January 1, 2015, Subtenant’s Allocated Share for the Sublease Space is 40% of Sublandlord’s Allocated Share, as such share may be adjusted, from time to time, on the basis of corresponding changes in the square footage of the Sublease Space.

3.      Binding Effect. Except as expressly amended hereby, the Sublease remains in full force and effect in accordance with its terms. Subtenant specifically acknowledges and agrees that Article 22(f) of the Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this First Amendment on the date first above written.

SUBLANDLORD:
NEXEPTION, INC.
By:

WITNESS:
/s/ Kamil Ali-Jackson	By:	/s/ Stephen A. Tullman
	Name:	Stephen A. Tullman
	Title:	President and CEO

SUBTENANT:
ACLARIS THERAPEUTICS, INC.

ATTEST:
/s/ Germie Benoit-Rosa	By:	/s/ Neal Walker
	Name:	Neal Walker
	Title:	President and CEO

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SECOND AMENDMENT TO AMENDED AND RESTATED SUBLEASE
BETWEEN
NST CONSULTING, LLC
AND
ACLARIS THERAPEUTICS, INC.

This Second Amendment to the Amended and Restated Sublease (“Second Amendment”) made and entered into this 14th day of August 2015 and effective as of April 1, 2015 (“Effective Date”), by and between NST CONSULTING, LLC, hereinafter referred to as “Sublandlord” and ACLARIS THERAPEUTICS, INC, hereinafter referred to as “Subtenant”.

WHEREAS, Sublandlord currently leases certain premises consisting of 15,272 rentable square feet of space commonly referred to as Suite 400 (“Premises”) located at 101 Lindenwood Drive, Malvern, Pennsylvania 19355 (“Building”) from Landlord and subleases 4,833 rentable square feet of such Premises to Subtenant pursuant to that certain Amended and Restated Sublease dated March 3, 2014, as amended, hereinafter referred to as “Sublease,” the Premises being more particularly described therein; and

WHEREAS, NEXEPTION, INC. assigned all rights and obligations under the Sublease to its Affiliate, NST Consulting, LLC pursuant to an Assignment and Assumption Agreement dated August 11, 2015; and

WHEREAS, Sublandlord and Subtenant wish to further amend the Sublease as follows;

NOW, THEREFORE, in consideration of and the agreement of each other, Sublandlord and Subtenant agree that the Sublease shall be and the same is hereby amended as follows:

1. Incorporation of Recitals. The recitals set forth above, the Sublease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Second Amendment. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Sublease.

2. The following sections of the Sublease Term are amended as follows:

a.              Exhibit A to the Sublease is deleted in its entirety and replaced with the new Exhibit A attached hereto and made a part hereof. All references to Exhibit A in the Sublease are references to this new Exhibit A.

b.              Section 2 Sublease Space and Term. Section 2 of the Sublease is deleted in its entirety and replaced with the following new paragraph:

“Commencing on the date of Subtenant’s possession of the Expansion Premises, the Sublease Space shall include both the Original Premises and the Expansion Premises. The term of the Sublease for the Original Premises portion of the Sublease Space shall commence on September 1, 2013 (“Sublease Commencement Date”) and end on November 30, 2019 and the term for the Expansion Premises portion of the Sublease Space shall commence on the date of Subtenant’s possession of the Expansion Premises and end on November 30, 2019 (collectively, the “Sublease Term”), unless such term is extended by mutual written agreement of the Sublandlord and the Subtenant in accordance with Section 14 below. Commencing on the date of Subtenant’s possession of the Expansion Premises, the parties agree to increase the portion of the Premises subleased to Subtenant from 4,833 to 8,777 square feet which such increase is greater than twenty percent (20%) of the Sublease Space. Exhibit A is hereby deleted and replaced with the new Exhibit A attached hereto and made a part hereof.”

c. Section 3(a) Fixed Rent. Commencing on the date of Subtenant’s possession of the Expansion Premises, Subtenant shall pay Sublandlord the following Fixed Rent for the Sublease Space per month, in advance, without notice, demand, offset, or counterclaim, on the first day of each month during the Sublease Term:

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Time Period	Rent/RSF		Monthly Installment
12/01/14 3/30/15**	$21.50	*	$8,659.13
4/01/15 10/31/15**	$21.50	*	$10,010.04
11/01/15 to 11/30/15**	$21.50	*	$15,725.46
12/1/15 to 11/30/16**	$22.00	*	$16,091.17
12/01/16 to 11/30/17**	$22.50	*	$16,456.88
12/01/17 to 11/30/18**	$23.00	*	$16,822.58
12/01/18 to 11/30/19**	$23.50	*	$17,188.29

* Plus any charges set forth in Articles 6 and Article 7 of the Master Lease

** Subtenant will pay electric costs pursuant to Article 6 of the Master Lease and janitorial costs in the amount of $1.26 per rentable square feet of the Premises.

c. Section 3(e) Additional Rent. Commencing on the date of Subtenant’s possession of the Expansion Premises, Subtenant’s Allocated Share for the Sublease Space is 40% of Sublandlord’s Allocated Share, as such share may be adjusted, from time to time, on the basis of corresponding changes in the square footage of the Sublease Space.

d. Section 6 Security Deposit. Commencing on the date of Subtenant’s possession of the Expansion Premises, Subtenant’s Security Deposit shall be increased from $10,000 to $20,000.

3.              Binding Effect. Except as expressly amended hereby, the Sublease remains in full force and effect in accordance with its terms. Subtenant specifically acknowledges and agrees that Article 22(f) of the Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Second Amendment on the date first above written.

SUBLANDLORD:
NST CONSULTING, LLC
By:
WITNESS:

	By:	/s/ Douglas Gessl
	Name:	Douglas Gessl
	Title:	CFO and Member

SUBTENANT:
ACLARIS THERAPEUTICS, INC.
ATTEST:

	By:	/s/ Neal Walker
	Name:	Neal Walker
	Title:	President and CEO

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